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CUSIP no. 382410-18-8                                       Page 13 of 13 Pages


                                    EXHIBIT A

                            JOINT FILING UNDERTAKING


     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to the Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each of such parties.

DATED: October 4, 1999

HAMBRECHT & QUIST GUARANTY FINANCE, LLC

By: Donald M. Campbell
    -----------------------------------

Its: Chief Executive Officer



HAMBRECHT & QUIST GROUP

By: Daniel H. Case III
    -----------------------------------

Its:  Chairman and Chief Executive Officer



HAMBRECHT & QUIST CALIFORNIA

By: Daniel H. Case III
    ----------------------------------

Its:  Chairman and Chief Executive Officer


Daniel H. Case III
---------------------------------------------
Daniel H. Case III


Donald M. Campbell
---------------------------------------------
Donald M. Campbell